Exhibit 5.1  Legal Opinion

                             THOMAS C. COOK, LTD.
                         ATTORNEY AND COUNSELOR AT LAW
                        500 N. RAINBOW BLVD., SUITE 300
                            LAS VEGAS, NEVADA 89107
                                (702) 221-1925
                              FAX (702) 221-1963

                                                           September 28, 2009

To: Board of Directors, EnzymeBioSystems

Re: Registration Statement of Form S-1 (the "Registration Statement")

Gentlemen:

   We have acted as your counsel in connection with the proposed issue and sale by EnzymeBioSystems, a Nevada corporation (the "Company") 1,000,000 shares of common stock to be offered and issued directly by the Company and 10,500,000 shares of common stock held by selling stockholders, $0.001 par value (the "Company Shares") on the terms and conditions set forth in the Registration Statement.

   In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

   Based on the foregoing, we are of the opinion that:

   1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

   2. The issue and sale of the Company Shares to be sold pursuant to the terms of the Registration Statement as filed with the U. S. Securities and Exchange Commission have been duly authorized and, upon the sale thereof in accordance with the terms and conditions of the Registration Statement be validly issued, fully paid and non-assessable.

   We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.


                                            Sincerely,

                                        /s/ Thomas C. Cook, Esq.
                                        ------------------------
                                            Thomas C. Cook, Esq.

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